Exhibit 4.2

SUBSCRIPTION AGREEMENT

Name of Investor: __________________

To: Tesseract Collective, Inc., doing business as Tesseract Icons
Offering of Common stock, $0.0001 par value

1. Subscription. The undersigned hereby irrevocably tenders this subscription and applies to purchase the number of shares of common stock, $0.0001 par value (the “Shares”) in Tesseract Collective, Inc., doing business as Tesseract Icons, a Delaware corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is [_] Dollars and [_] Cents ($[_]) payable in cash in full upon subscription by wire transfer or payment by check to Continental Stock Transfer and Trust Company in its capacity as an escrow agent. Payment instructions are set forth on the signature page hereto. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that (i) the Shares are being offered pursuant to the Offering Circular filed with the Securities and Exchange Commission and its exhibits (the “Offering Circular”) relating to the offering described therein (the “Offering”), (ii) the Offering is being conducted on a best-efforts basis, (iii) there is no minimum amount that the Company must raise, and (iv) the Subscription Price will not be refunded. In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement is complete and accurate, and presents a true statement of the undersigned’s financial condition.

2. Representations and Warranties of the Investor. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has been given the opportunity to read and review it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act (“Regulation A”), and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Shares.

(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Shares.

(vi) The amount of this investment by the undersigned does not exceed (a) 10% of the greater of the undersigned’s annual income or net worth not including the value of his or her primary residence (if the undersigned is a natural person) or (b) 10% of the greater of the undersigned’s annual revenue or net assets at fiscal year-end (if the undersigned is a non-natural person), or (ii) the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, the requirements for which are set forth in the Offering Circular, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.” The undersigned agrees to promptly provide the Company with any information required to confirm the representations made in this Section 2(vi).

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is currently no public market for the Shares and a public market for the Shares may not develop and (b) even if such application is accepted, it may not be possible to readily liquidate the investment in the Shares.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him or her of Shares have been made within the state indicated below subscriber’s signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular, other material provided by the Company and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular and other material provided by the Company have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the undersigned or any of the undersigned’s affiliates is required for the execution of this Subscription Agreement or the performance of the undersigned’s obligations hereunder, including, without limitation, the purchase of the Shares by the undersigned. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”).

(xiv) The undersigned should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The undersigned represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and  individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the undersigned’s knowledge, none of: (1) the undersigned; (2) any person controlling or controlled by the undersigned; (3) if the undersigned is a privately-held entity, any person having a beneficial interest in the undersigned; or (4) any person for whom the undersigned is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The undersigned agrees to promptly notify the Company should the undersigned become aware of any change in the information set forth in these representations.  The undersigned understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the undersigned, either by prohibiting additional subscriptions from the undersigned, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the undersigned’s identity to OFAC.  The undersigned further acknowledges that the Company may, by written notice to the undersigned, suspend the redemption rights, if any, of the undersigned if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3. Representations and Warranties of the Company. As of the closing of the sale of the Shares, the Company hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own its assets and to carry on its business as presently conducted. The Company has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(ii) The Company has all necessary corporate power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Subscription Agreement has been duly executed and delivered by the Company. When executed by the Company, this Subscription Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Subscription Agreement. The sale by the Company of the Shares does not conflict with the certificate of incorporation or bylaws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property. The sale of the Shares will not trigger any pre-emptive or, to the knowledge of the Company, other rights held by any party and no governmental or regulatory consent is required for the consummation of the transactions contemplated by this Subscription Agreement.

4. Bank Arrangements. Payment for the Shares shall be received by the Company from the undersigned by transfer of immediately available funds or other means approved by the Company.

5. Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

6. Valuation. The undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned’s investment will bear a lower valuation.

7. Bad Actor Disqualification Events.

(i) The undersigned has not been convicted, within ten years before the filing of the offering statement or the sale of the Shares (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the Securities and Exchange Commission (the “Commission”); or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

(ii) The undersigned has not been subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement or the sale of the Shares, that, at the time of such filing or sale, restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (a) in connection with the purchase or sale of any security; (b) involving the making of any false filing with the Commission; or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(iii) The undersigned is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the Commodity Futures Trading Commission, or the National Credit Union Administration that: (a) at the time of the filing of the offering statement or the sale of the securities, bars Investor from: (I) association with an entity regulated by such commission, authority, agency or officer, (II) engaging in the business of securities, insurance or banking, or (III) engaging in savings association or credit union activities; or (b) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the filing of the offering statement or sale of the securities.

(iv) The undersigned is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that, at the time of the filing of the offering statement or the sale of the Shares: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, the undersigned; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock.

(v) The undersigned is not subject to any order of the Commission, entered within five years before the filing of the offering statement or the sale of the Shares, that, at the time of such sale, orders the undersigned to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act.

(vi) The undersigned has not been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(vii) The undersigned has not filed (as a registrant or issuer), or been named as an underwriter in any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement or the sale of the Shares, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing or sale of the Shares, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(viii) The undersigned is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement or sale of the Shares, or is the undersigned, at the time of the filing or the sale of the Shares, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

(ix) The undersigned covenants not to commit, or take any action which would likely result in the commission of any act as specified in subparagraphs (i) through (viii) hereinabove or as set forth in Rule 262 of Regulation A (a “Disqualifying Event”).

(x) The undersigned covenants not to sell, transfer or pledge the Shares or any part thereof to any person or entity that has committed, or has taken any action which would likely result in the commission of, a Disqualifying Event.

8. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 6 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares.

9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The exclusive venue for any legal action under this Agreement will be in the proper forum in the State of Delaware. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

10. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

11. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

12. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the undersigned and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws and the Offering Circular. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

13. Miscellaneous.

(i) This Subscription Agreement, together with the Offering Circular, constitutes the entire agreement between the undersigned and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(ii) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document or other electronic signature), but all of which shall together constitute one and the same instrument.

(iii) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

[Signature Appears on the Following Page]

SUBSCRIBER

Name of Subscriber

Signature

Title (if applicable)

(Street Address)

(City, State and Zip Code)

(Social Security or Tax Identification Number)

Number of Shares

Dollar Amount of Shares (At $[_] per Share

Aggregate Purchase Price (“Subscription Price”)

SUBSCRIPTION ACCEPTED:

DATE:

Tesseract Collective, Inc., doing business as Tesseract Icons

By:

Payments should be made to:

If by mail, courier or overnight delivery service:

Continental Stock Transfer and Trust Company
1 State Street, 30th Floor
New York, New York 10004-1561
Reference: [_]

If by wire transfer:

Bank: [_]
Account #: [_]
ABA # [_]
Swift Code: [_]
Reference: [_]